SECOND QUARTER 2024 NET INCOME OF $206 MILLION, $1.49 PER SHARE
Period-End Loan Growth and Continued Strong Credit Quality
Successful Execution of Expense Management and Fee Income Initiatives

“Today we reported second quarter earnings per share of $1.49, an increase of $0.51 over first quarter results," said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. "Our focus on responsible growth drove an inflection in loan balances through quarter-end. While deposits remained pressured by persistently high rates, we grew customer-related interest-bearing deposits and maintained a favorable mix of noninterest-bearing balances. Fee income and expenses both improved quarter-over-quarter as we strive to balance strategic investments with efficiency, working towards positive operating leverage. Our proven approach to credit continued to be a competitive strength, resulting in net charge-offs of 9 basis points, below historical averages. Conservative capital management remained a priority with an estimated CET1 ratio of 11.55%, well above our 10% target.”

(dollar amounts in millions, except per share data)	2nd Qtr '24	1st Qtr '24	2nd Qtr '23
FINANCIAL RESULTS
Net interest income	$533	$548	$621
Provision for credit losses	—	14	33
Noninterest income	291	236	303
Noninterest expenses	555	603	535
Pre-tax income	269	167	356
Provision for income taxes	63	29	83
Net income	$206	$138	$273
Diluted earnings per common share	$1.49	$0.98	$2.01
Average loans	51,071	51,372	55,368
Average deposits	63,055	65,310	64,332
Return on average assets (ROA)	1.05%	0.66%	1.21%
Return on average common shareholders' equity (ROE)	14.78	9.33	19.38
Net interest margin	2.86	2.80	2.93
Efficiency ratio (a)	67.77	76.91	57.70
Common equity Tier 1 capital ratio (b)	11.55	11.48	10.31
Tier 1 capital ratio (b)	12.08	12.01	10.80
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)June 30, 2024 ratios are estimated. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Impact of Notable Items to Financial Results
The following table reconciles adjusted diluted earnings per common share, net income attributable to common shareholders and return ratios. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

(dollar amounts in millions, except per share data)	2nd Qtr '24	1st Qtr '24	2nd Qtr '23
Diluted earnings per common share	$1.49	$0.98	$2.01
Net BSBY cessation hedging losses (a)	0.01	0.21	—
FDIC special assessment (b)	0.02	0.09	—
Modernization and expense recalibration initiatives (c)	0.01	0.01	0.04
Adjusted diluted earnings per common share	$1.53	$1.29	$2.05
Net income attributable to common shareholders	$200	$131	$266
Net BSBY cessation hedging losses (a)	3	36	—
FDIC special assessment (b)	3	16	—
Modernization and expense recalibration initiatives (c)	2	1	7
Income tax impact of above items	(2)	(13)	(2)
Adjusted net income attributable to common shareholders	$206	$171	$271
ROA	1.05%	0.66%	1.21%
Adjusted ROA	1.07	0.86	1.24
ROE	14.78	9.33	19.38
Adjusted ROE	15.18	12.22	19.72
(a)The planned cessation of the Bloomberg Short-Term Bank Yield Index (BSBY) announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in accumulated other comprehensive income (AOCI) into earnings. Settlement of interest payments and changes in fair value for each impacted swap are recorded as risk management hedging losses until the swap is re-designated.
(b)Additional FDIC insurance expense resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(c)Related to certain initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms, as well as calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.
Second Quarter 2024 Compared to First Quarter 2024 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $301 million to $51.1 billion.
•Decreases of $291 million in Equity Fund Services and $126 million in Wealth Management, partially offset by an increase of $145 million in Commercial Real Estate.
◦Period-end loans increased $1.0 billion, which included increases of $407 million in National Dealer Services, $366 million in Equity Fund Services and $175 million in Environmental Services, partially offset by a decrease of $214 million in Corporate Banking.
•Average yield on loans (including swaps) decreased 1 basis point to 6.32%.
Securities decreased $578 million to $15.8 billion, reflecting paydowns and an increase in average unrealized losses.
•Period-end unrealized losses on securities remained relatively flat at $3.0 billion.
Deposits decreased $2.3 billion to $63.1 billion.
•Interest-bearing and noninterest-bearing deposits decreased $1.2 billion and $1.1 billion, respectively.
◦Brokered time deposits decreased $1.6 billion, while decreases of $682 million in general Middle Market and $220 million in Corporate Banking were partially offset by a $206 million increase in Retail Banking.
•The average cost of interest-bearing deposits decreased 5 basis points to 323 basis points, reflecting the decline in brokered time deposits, partially offset by continued strategic growth in core interest-bearing deposits.
Short-term borrowings decreased $1.9 billion to $666 million, reflecting a reduction in Federal Home Loan Bank (FHLB) advances, while medium- and long-term debt was relatively stable at $7.1 billion.
•Total liquidity capacity at period-end totaled $41.4 billion, including cash, available liquidity through the FHLB and the Federal Reserve Bank (FRB) discount window, as well as the market value of unencumbered investment securities.

Net interest income decreased $15 million to $533 million, and net interest margin increased 6 basis points to 2.86%.
•Decrease in net interest income driven by a decline in deposits held at the FRB, lower loan volume and the net impact of higher short-term rates, partially offset by lower brokered time deposits and FHLB advances.
•Improvement in net interest margin reflected a reduction in higher-cost funding sources, partially offset by lower deposits held at the FRB and the net impact of higher short-term rates.
Provision for credit losses decreased $14 million.
•The allowance for credit losses decreased $11 million to $717 million, reflecting changes in portfolio composition as well as continued improvement in the economic outlook.
•As a percentage of total loans, the allowance for credit losses was 1.38%, a decrease of 5 basis points.
Noninterest income increased $55 million to $291 million.
•Driven by a $42 million increase in risk management hedging income, as well as increases of $7 million each in capital markets and fiduciary income and a $4 million increase in brokerage fees, partially offset by a $5 million decrease in deferred compensation asset returns (offset in noninterest expenses).
◦The increase in risk management hedging income included a $39 million improvement related to BSBY cessation as well as a $3 million increase in price alignment income received for centrally cleared risk management positions.
Noninterest expenses decreased $48 million to $555 million.
•Decreases of $25 million in salaries and benefits expense, $17 million in FDIC insurance expense (primarily driven by special assessment) and $12 million in other noninterest expenses, partially offset by a $4 million increase in advertising.
◦Seasonal impacts to salaries and benefits expense included decreases of $19 million in annual stock-based compensation, $5 million in payroll taxes and $3 million in 401(k) expense, partially offset by a $2 million increase in staff insurance. Salaries and benefits expense also included increases of $4 million in severance costs and $3 million from annual merit increases, mostly offset by a $5 million decrease in deferred compensation expense (offset in other noninterest income).
◦Other noninterest expenses included decreases of $9 million in consulting expenses and $4 million in operational losses as well as $3 million in asset impairment costs included in the first quarter which did not repeat in the second quarter, partially offset by smaller increases in other categories.
Common equity Tier 1 capital ratio of 11.55% and a Tier 1 capital ratio of 12.08%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.
•Declared dividends of $95 million on common stock and $5 million on preferred stock.
•Tangible common equity ratio was 6.49%.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	2nd Qtr '24	1st Qtr '24	2nd Qtr '23
Net interest income	$533	$548	$621
Net interest margin	2.86%	2.80%	2.93%
Selected balances:
Total earning assets	$71,829	$75,807	$82,311
Total loans	51,071	51,372	55,368
Total investment securities	15,750	16,328	17,865
Federal Reserve Bank deposits	4,474	7,526	8,409

Total deposits	63,055	65,310	64,332
Total noninterest-bearing deposits	25,357	26,408	30,559
Short-term borrowings	666	2,581	10,568
Medium- and long-term debt	7,082	6,903	7,073
Net interest income decreased $15 million, and net interest margin increased 6 basis points, compared to first quarter 2024. Amounts shown in parentheses below represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging program included with rate.
•Interest income on loans decreased $5 million and reduced net interest margin by 1 basis point, driven by lower loan balances (-$7 million, -2 basis points) and other portfolio dynamics (+$2 million, +1 basis point).
◦The net impact of change in rate on loan interest income was nominal during the quarter.
◦BSBY cessation negatively impacted net interest income and net interest margin by $3 million and 2 basis points for second quarter 2024, compared to a positive impact of $3 million and 1 basis point for first quarter 2024.
•Interest income on investment securities decreased $1 million.
•Interest income on short-term investments decreased $42 million and reduced net interest margin by 10 basis points, primarily reflecting a decrease of $3.1 billion in deposits with the Federal Reserve Bank.
•Interest expense on deposits decreased $12 million and improved net interest margin by 7 basis points, reflecting lower average interest-bearing deposit balances (+$16 million, +9 basis points), partially offset by higher rates (-$4 million, -2 basis points).
•Interest expense on debt decreased $21 million and improved net interest margin by 10 basis points, driven by a decrease of $1.9 billion in short-term FHLB advances (+$27 million, +14 basis points), partially offset by an increase of $179 million in medium- and long-term debt (-$3 million, -2 basis points) and higher rates (-$3 million, -2 basis points).
The net impact of higher rates to second quarter 2024 net interest income was a decrease of $7 million and a reduction of 4 basis points to net interest margin.

Credit Quality
“Credit quality remained strong with net charge-offs of 9 basis points, below historical averages,” said Farmer. “Despite ongoing inflationary pressures and elevated interest rates, we saw lower criticized loans and a modest decline in our allowance for credit losses to 1.38% of total loans. We continue to incrementally monitor select portfolios with higher relative pressure, but feel overall metrics and trends remain manageable. Our proven approach to credit, coupled with our intentional portfolio diversification, continues to deliver strong results and positions us well for the future.”

(dollar amounts in millions)	2nd Qtr '24	1st Qtr '24	2nd Qtr '23
Charge-offs	$28	$21	$11
Recoveries	17	7	13
Net charge-offs (recoveries)	11	14	(2)
Net charge-offs (recoveries)/Average total loans	0.09%	0.10%	(0.01%)
Provision for credit losses	$—	$14	$33

Nonperforming loans and nonperforming assets (NPAs)	226	217	186
NPAs/Total loans and foreclosed property	0.44%	0.43%	0.33%
Loans past due 90 days or more and still accruing	$11	$32	$9
Allowance for loan losses	686	691	684
Allowance for credit losses on lending-related commitments (a)	31	37	44
Total allowance for credit losses	717	728	728
Allowance for credit losses/Period-end total loans	1.38%	1.43%	1.31%
Allowance for credit losses/Nonperforming loans	3.2x	3.4x	3.9x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $717 million at June 30, 2024 and decreased by 5 basis points to 1.38% of total loans, reflecting changes in portfolio composition as well as continued improvement in the economic outlook.
•Criticized loans decreased $258 million to $2.4 billion, or 4.7% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The decrease in criticized loans was primarily driven by general Middle Market.
•Nonperforming assets increased $9 million to $226 million, or 0.44% of total loans and foreclosed property, compared to 0.43% in first quarter 2024.
•Net charge-offs totaled $11 million, compared to net charge-offs of $14 million in first quarter 2024.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at June 30, 2024. A discussion of business segment results will be included in Comerica’s Form 10-Q for the quarter ended June 30, 2024.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review second quarter 2024 financial results at 7 a.m. CT Friday, July 19, 2024. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. Comerica’s presentation may include forward-looking statements, such as descriptions of plans and objectives for future or past operations, products or services; forecasts of revenue, earnings or other measures of economic performance and profitability; and estimates of credit trends and stability.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides more than 380 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded 175 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains (and Comerica’s related upcoming conference call and live webcast will discuss) both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “achieve, anticipate, aspire, assume, believe, can, commit, confident, continue, could, designed, enhances, estimate, expect, feel, forecast, forward, future, goal, grow, initiative, intend, look forward, maintain, may, might, mission, model, objective, opportunity, outcome, on track, outlook, plan, position, potential, project, propose, remain, seek, should, strategy, strive, target, trend, until, well-positioned, will, would” or similar expressions, as they relate to Comerica, or to economic, market or other environmental conditions or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from the Bloomberg Short-Term Bank Yield Index towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies and their soundness); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies, processes and management estimates; the volatility of Comerica’s stock price; and that an investment in Comerica’s equity securities is not insured or guaranteed by the FDIC). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 14 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Lindsey Baird
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2024	2024	2023	2024	2023
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.49	$0.98	$2.01	$2.47	$4.40
Cash dividends declared	0.71	0.71	0.71	1.42	1.42
Average diluted shares (in thousands)	133,763	133,369	132,356	133,565	132,455
PERFORMANCE RATIOS
Return on average common shareholders' equity	14.78%	9.33%	19.38%	12.00%	21.73%
Return on average assets	1.05	0.66	1.21	0.85	1.37
Efficiency ratio (a)	67.77	76.91	57.70	72.24	56.58
CAPITAL
Common equity tier 1 capital (b), (c)	$8,586	$8,469	$8,311
Tier 1 capital (b), (c)	8,980	8,863	8,705
Risk-weighted assets (b)	74,338	73,794	80,624
Common equity tier 1 capital ratio (b), (c)	11.55%	11.48%	10.31%
Tier 1 capital ratio (b), (c)	12.08	12.01	10.80
Total capital ratio (b)	14.02	13.98	12.79
Leverage ratio (b)	10.90	10.23	9.38
Common shareholders' equity per share of common stock	$43.49	$42.69	$39.48
Tangible common equity per share of common stock (c)	38.65	37.84	34.59
Common equity ratio	7.24%	7.12%	5.73%
Tangible common equity ratio (c)	6.49	6.36	5.06
AVERAGE BALANCES
Commercial loans	$26,292	$26,451	$31,663	$26,372	$31,093
Real estate construction loans	4,553	5,174	3,708	4,863	3,528
Commercial mortgage loans	14,171	13,642	13,801	13,906	13,633
Lease financing	798	810	776	804	770
International loans	1,111	1,141	1,268	1,126	1,247
Residential mortgage loans	1,898	1,882	1,858	1,890	1,846
Consumer loans	2,248	2,272	2,294	2,260	2,306
Total loans	51,071	51,372	55,368	51,221	54,423
Earning assets	71,829	75,807	82,311	73,818	79,857
Total assets	79,207	83,617	90,355	81,412	87,761
Noninterest-bearing deposits	25,357	26,408	30,559	25,883	33,389
Interest-bearing deposits	37,698	38,902	33,773	38,300	32,683
Total deposits	63,055	65,310	64,332	64,183	66,072
Common shareholders' equity	5,454	5,683	5,544	5,568	5,440
Total shareholders' equity	5,848	6,077	5,938	5,962	5,834
NET INTEREST INCOME
Net interest income	$533	$548	$621	$1,081	$1,329
Net interest margin	2.86%	2.80%	2.93%	2.83%	3.24%
CREDIT QUALITY
Nonperforming assets	$226	$217	$186
Loans past due 90 days or more and still accruing	11	32	9
Net charge-offs (recoveries)	11	14	(2)	$25	$(4)
Allowance for loan losses	686	691	684
Allowance for credit losses on lending-related commitments	31	37	44
Total allowance for credit losses	717	728	728
Allowance for credit losses as a percentage of total loans	1.38%	1.43%	1.31%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.09	0.10	(0.01)	0.10%	(0.01%)
Nonperforming assets as a percentage of total loans and foreclosed property	0.44	0.43	0.33
Allowance for credit losses as a multiple of total nonperforming loans	3.2x	3.4x	3.9x
OTHER KEY INFORMATION
Number of banking centers	381	408	409
Number of employees - full time equivalent	7,608	7,619	7,672
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    June 30, 2024 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2024	2024	2023	2023
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$719	$689	$1,443	$1,413
Interest-bearing deposits with banks	4,093	4,446	8,059	8,810
Other short-term investments	396	366	399	389
Investment securities available-for-sale	15,656	16,246	16,869	17,415
Commercial loans	27,113	26,019	27,251	31,745
Real estate construction loans	4,554	4,558	5,083	3,983
Commercial mortgage loans	14,156	14,266	13,686	13,851
Lease financing	806	793	807	756
International loans	1,087	1,070	1,102	1,282
Residential mortgage loans	1,896	1,889	1,889	1,894
Consumer loans	2,238	2,227	2,295	2,253
Total loans	51,850	50,822	52,113	55,764
Allowance for loan losses	(686)	(691)	(688)	(684)
Net loans	51,164	50,131	51,425	55,080
Premises and equipment	474	462	445	397
Accrued income and other assets	7,095	7,104	7,194	7,257
Total assets	$79,597	$79,444	$85,834	$90,761
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$24,522	$25,833	$27,849	$31,067
Money market and interest-bearing checking deposits	29,016	28,550	28,246	24,397
Savings deposits	2,247	2,342	2,381	2,760
Customer certificates of deposit	3,775	3,941	3,723	2,630
Other time deposits	2,879	2,894	4,550	5,159
Foreign office time deposits	20	18	13	2
Total interest-bearing deposits	37,937	37,745	38,913	34,948
Total deposits	62,459	63,578	66,762	66,015
Short-term borrowings	1,250	—	3,565	9,558
Accrued expenses and other liabilities	2,615	2,695	2,895	2,632
Medium- and long-term debt	7,112	7,121	6,206	6,961
Total liabilities	73,436	73,394	79,428	85,166
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,210	2,202	2,224	2,212
Accumulated other comprehensive loss	(3,463)	(3,457)	(3,048)	(3,756)
Retained earnings	11,867	11,765	11,727	11,648
Less cost of common stock in treasury - 95,559,986 shares at 6/30/24, 95,683,776 shares at 03/31/24, 96,449,879 shares at 6/30/23	(5,988)	(5,995)	(6,032)	(6,044)
Total shareholders' equity	6,161	6,050	6,406	5,595
Total liabilities and shareholders' equity	$79,597	$79,444	$85,834	$90,761

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$803	$852	$1,611	$1,629
Interest on investment securities	101	108	203	221
Interest on short-term investments	67	114	176	173
Total interest income	971	1,074	1,990	2,023
INTEREST EXPENSE
Interest on deposits	305	201	622	319
Interest on short-term borrowings	9	142	46	208
Interest on medium- and long-term debt	124	110	241	167
Total interest expense	438	453	909	694
Net interest income	533	621	1,081	1,329
Provision for credit losses	—	33	14	63
Net interest income after provision for credit losses	533	588	1,067	1,266
NONINTEREST INCOME
Card fees	64	72	130	141
Fiduciary income	58	62	109	120
Service charges on deposit accounts	46	47	91	93
Capital markets income	37	39	67	78
Commercial lending fees	17	18	33	36
Risk management hedging income (loss)	17	7	(8)	15
Brokerage fees	14	8	24	16
Bank-owned life insurance	11	14	21	24
Letter of credit fees	10	11	20	21
Other noninterest income	17	25	40	41
Total noninterest income	291	303	527	585
NONINTEREST EXPENSES
Salaries and benefits expense	323	306	671	632
Outside processing fee expense	68	68	136	132
Software expense	45	43	89	83
Occupancy expense	44	41	88	82
FDIC insurance expense	19	16	55	29
Equipment expense	13	12	25	24
Advertising expense	12	10	20	18
Other noninterest expenses	31	39	74	86
Total noninterest expenses	555	535	1,158	1,086
Income before income taxes	269	356	436	765
Provision for income taxes	63	83	92	168
NET INCOME	206	273	344	597
Less:
Income allocated to participating securities	1	2	2	3
Preferred stock dividends	5	5	11	11
Net income attributable to common shares	$200	$266	$331	$583
Earnings per common share:
Basic	$1.50	$2.02	$2.49	$4.43
Diluted	1.49	2.01	2.47	4.40
Comprehensive income (loss)	200	(312)	(71)	583
Cash dividends declared on common stock	95	94	189	188
Cash dividends declared per common share	0.71	0.71	1.42	1.42

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2024 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2024		Second Quarter 2023
(in millions, except per share data)	2024	2024	2023	2023	2023	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$803	$808	$849	$862	$852	$(5)	(1%)	$(49)	(6%)
Interest on investment securities	101	102	104	105	108	(1)	(1)	(7)	(7)
Interest on short-term investments	67	109	96	136	114	(42)	(38)	(47)	(41)
Total interest income	971	1,019	1,049	1,103	1,074	(48)	(5)	(103)	(10)
INTEREST EXPENSE
Interest on deposits	305	317	302	271	201	(12)	(4)	104	51
Interest on short-term borrowings	9	37	58	125	142	(28)	(74)	(133)	(93)
Interest on medium- and long-term debt	124	117	105	106	110	7	6	14	12
Total interest expense	438	471	465	502	453	(33)	(7)	(15)	(4)
Net interest income	533	548	584	601	621	(15)	(3)	(88)	(14)
Provision for credit losses	—	14	12	14	33	(14)	(98)	(33)	(99)
Net interest income after provision for credit losses	533	534	572	587	588	(1)	—	(55)	(9)
NONINTEREST INCOME
Card fees	64	66	68	71	72	(2)	(3)	(8)	(11)
Fiduciary income	58	51	56	59	62	7	13	(4)	(6)
Service charges on deposit accounts	46	45	45	47	47	1	1	(1)	(2)
Capital markets income	37	30	34	35	39	7	23	(2)	(6)
Commercial lending fees	17	16	17	19	18	1	5	(1)	(9)
Risk management hedging income (loss)	17	(25)	(74)	17	7	42	n/m	10	n/m
Brokerage fees	14	10	8	6	8	4	34	6	71
Bank-owned life insurance	11	10	10	12	14	1	16	(3)	(20)
Letter of credit fees	10	10	11	10	11	—	—	(1)	(10)
Other noninterest income	17	23	23	19	25	(6)	(22)	(8)	(29)
Total noninterest income	291	236	198	295	303	55	23	(12)	(4)
NONINTEREST EXPENSES
Salaries and benefits expense	323	348	359	315	306	(25)	(7)	17	5
Outside processing fee expense	68	68	70	75	68	—	—	—	—
Software expense	45	44	44	44	43	1	2	2	6
Occupancy expense	44	44	45	44	41	—	—	3	7
FDIC insurance expense	19	36	132	19	16	(17)	(45)	3	26
Equipment expense	13	12	14	12	12	1	9	1	4
Advertising expense	12	8	10	12	10	4	35	2	17
Other noninterest expenses	31	43	44	34	39	(12)	(28)	(8)	(20)
Total noninterest expenses	555	603	718	555	535	(48)	(8)	20	4
Income before income taxes	269	167	52	327	356	102	62	(87)	(24)
Provision for income taxes	63	29	19	76	83	34	n/m	(20)	(24)
NET INCOME	206	138	33	251	273	68	50	(67)	(25)
Less:
Income allocated to participating securities	1	1	—	1	2	—	—	(1)	(12)
Preferred stock dividends	5	6	6	6	5	(1)	—	—	—
Net income attributable to common shares	$200	$131	$27	$244	$266	$69	52%	$(66)	(25%)
Earnings per common share:
Basic	$1.50	$0.99	$0.20	$1.85	$2.02	$0.51	52%	$(0.52)	(26%)
Diluted	1.49	0.98	0.20	1.84	2.01	0.51	52	(0.52)	(26)
Comprehensive income (loss)	200	(271)	1,525	(533)	(312)	471	n/m	512	n/m
Cash dividends declared on common stock	95	94	93	94	94	1	—	1	1
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.71	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2024		2023
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period:
Allowance for loan losses	$691	$688	$694	$684	$641
Allowance for credit losses on lending-related commitments	37	40	42	44	52
Allowance for credit losses	728	728	736	728	693
Loan charge-offs:
Commercial	19	20	13	9	9
Commercial mortgage	6	—	1	3	—
Lease financing	3	—	—	—	—
International	—	—	11	1	1
Consumer	—	1	—	1	1
Total loan charge-offs	28	21	25	14	11
Recoveries on loans previously charged-off:
Commercial	15	6	3	5	12
Commercial mortgage	1	—	2	2	1
Consumer	1	1	—	1	—
Total recoveries	17	7	5	8	13
Net loan charge-offs (recoveries)	11	14	20	6	(2)
Provision for credit losses:
Provision for loan losses	6	17	14	16	41
Provision for credit losses on lending-related commitments	(6)	(3)	(2)	(2)	(8)
Provision for credit losses	—	14	12	14	33
Balance at end of period:
Allowance for loan losses	686	691	688	694	684
Allowance for credit losses on lending-related commitments	31	37	40	42	44
Allowance for credit losses	$717	$728	$728	$736	$728
Allowance for credit losses as a percentage of total loans	1.38%	1.43%	1.40%	1.38%	1.31%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.09	0.10	0.15	0.05	(0.01)

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2024		2023
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonperforming loans:
Business loans:
Commercial	$94	$88	$75	$83	$93
Real estate construction	—	—	2	2	2
Commercial mortgage	69	67	41	30	37
Lease financing	1	—	—	—	—
International	13	16	20	3	4
Total nonperforming business loans	177	171	138	118	136
Retail loans:
Residential mortgage	23	23	19	19	33
Consumer:
Home equity	26	23	21	17	17
Total nonperforming retail loans	49	46	40	36	50
Total nonperforming loans and nonperforming assets	226	217	178	154	186
Nonperforming loans as a percentage of total loans	0.44%	0.43%	0.34%	0.29%	0.33%
Nonperforming assets as a percentage of total loans and foreclosed property	0.44	0.43	0.34	0.29	0.33
Allowance for credit losses as a multiple of total nonperforming loans	3.2x	3.4x	4.1x	4.8x	3.9x
Loans past due 90 days or more and still accruing	$11	$32	$20	$45	$9
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$217	$178	$154	$186	$221
Loans transferred to nonaccrual (a)	45	83	54	14	17
Nonaccrual loan gross charge-offs	(28)	(21)	(25)	(14)	(11)
Loans transferred to accrual status (a)	—	(2)	—	(7)	—
Nonaccrual loans sold	(2)	(12)	(1)	—	(3)
Payments/other (b)	(6)	(9)	(4)	(25)	(38)
Nonaccrual loans at end of period	$226	$217	$178	$154	$186
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Six Months Ended
	June 30, 2024			June 30, 2023
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,372	$694	5.30%	$31,093	$847	5.50%
Real estate construction loans	4,863	203	8.40	3,528	138	7.90
Commercial mortgage loans	13,906	516	7.46	13,633	466	6.90
Lease financing	804	25	6.16	770	14	3.58
International loans	1,126	44	7.91	1,247	48	7.85
Residential mortgage loans	1,890	36	3.79	1,846	31	3.35
Consumer loans	2,260	93	8.28	2,306	85	7.43
Total loans	51,221	1,611	6.33	54,423	1,629	6.04
Mortgage-backed securities (b)	14,536	200	2.29	16,200	214	2.28
U.S. Treasury securities (c)	1,503	3	0.33	2,113	7	0.63
Total investment securities	16,039	203	2.13	18,313	221	2.10
Interest-bearing deposits with banks (d)	6,184	169	5.48	6,839	168	4.95
Other short-term investments	374	7	4.00	282	5	3.27
Total earning assets	73,818	1,990	5.20	79,857	2,023	4.94
Cash and due from banks	771			1,313
Allowance for loan losses	(690)			(626)
Accrued income and other assets	7,513			7,217
Total assets	$81,412			$87,761
Money market and interest-bearing checking deposits (e)	$28,890	464	3.21	$25,253	241	1.92
Savings deposits	2,320	3	0.22	3,011	3	0.19
Customer certificates of deposit	3,883	72	3.71	2,092	18	1.81
Other time deposits	3,184	83	5.28	2,294	56	4.94
Foreign office time deposits	23	—	4.39	33	1	3.81
Total interest-bearing deposits	38,300	622	3.26	32,683	319	1.96
Federal funds purchased	13	—	5.39	46	1	4.60
Other short-term borrowings	1,611	46	5.65	7,979	207	5.23
Medium- and long-term debt	6,992	241	6.88	5,462	167	6.12
Total interest-bearing sources	46,916	909	3.88	46,170	694	3.02
Noninterest-bearing deposits	25,883			33,389
Accrued expenses and other liabilities	2,651			2,368
Shareholders' equity	5,962			5,834
Total liabilities and shareholders' equity	$81,412			$87,761
Net interest income/rate spread		$1,081	1.32		$1,329	1.92
Impact of net noninterest-bearing sources of funds			1.51			1.32
Net interest margin (as a percentage of average earning assets)			2.83%			3.24%
(a)Interest income on commercial loans included net expense from cash flow swaps of $344 million and $269 million for the six months ended June 30, 2024 and 2023, respectively.
(b)Average balances included $3.0 billion and $2.6 billion of unrealized losses for the six months ended June 30, 2024 and 2023, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $64 million and $126 million of unrealized losses for the six months ended June 30, 2024 and 2023, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances excluded $3 million and $27 million of collateral posted and netted against derivative liability positions for the six months ended June 30, 2024 and 2023, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $125 million and $98 million of collateral received and netted against derivative asset positions for the six months ended June 30, 2024 and 2023, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,292	$346	5.29%	$26,451	$348	5.30%	$31,663	$437	5.54%
Real estate construction loans	4,553	95	8.43	5,174	108	8.37	3,708	75	8.11
Commercial mortgage loans	14,171	263	7.47	13,642	253	7.46	13,801	245	7.12
Lease financing	798	13	6.20	810	12	6.11	776	10	5.21
International loans	1,111	22	8.02	1,141	22	7.80	1,268	24	7.80
Residential mortgage loans	1,898	18	3.83	1,882	18	3.74	1,858	16	3.40
Consumer loans	2,248	46	8.24	2,272	47	8.32	2,294	45	7.78
Total loans	51,071	803	6.32	51,372	808	6.33	55,368	852	6.18
Mortgage-backed securities (b)	14,290	99	2.29	14,782	101	2.28	16,004	106	2.28
U.S. Treasury securities (c)	1,460	2	0.39	1,546	1	0.28	1,861	2	0.44
Total investment securities	15,750	101	2.14	16,328	102	2.12	17,865	108	2.10
Interest-bearing deposits with banks (d)	4,642	64	5.40	7,726	105	5.47	8,701	110	5.11
Other short-term investments	366	3	3.99	381	4	4.01	377	4	3.75
Total earning assets	71,829	971	5.20	75,807	1,019	5.20	82,311	1,074	5.07
Cash and due from banks	603			938			1,163
Allowance for loan losses	(691)			(688)			(642)
Accrued income and other assets	7,466			7,560			7,523
Total assets	$79,207			$83,617			$90,355
Money market and interest-bearing checking deposits (e)	$29,080	236	3.24	$28,700	228	3.18	$24,177	132	2.17
Savings deposits	2,287	2	0.22	2,352	1	0.23	2,877	2	0.21
Customer certificates of deposit	3,901	36	3.67	3,868	36	3.76	2,306	12	2.20
Other time deposits	2,403	31	5.28	3,964	52	5.28	4,395	54	4.98
Foreign office time deposits	27	—	4.42	18	—	4.35	18	1	4.03
Total interest-bearing deposits	37,698	305	3.23	38,902	317	3.28	33,773	201	2.37
Federal funds purchased	—	—	—	26	—	5.39	9	—	5.00
Other short-term borrowings	666	9	5.63	2,555	37	5.65	10,559	142	5.39
Medium- and long-term debt	7,082	124	6.98	6,903	117	6.77	7,073	110	6.24
Total interest-bearing sources	45,446	438	3.85	48,386	471	3.90	51,414	453	3.52
Noninterest-bearing deposits	25,357			26,408			30,559
Accrued expenses and other liabilities	2,556			2,746			2,444
Shareholders' equity	5,848			6,077			5,938
Total liabilities and shareholders' equity	$79,207			$83,617			$90,355
Net interest income/rate spread		$533	1.35		$548	1.30		$621	1.55
Impact of net noninterest-bearing sources of funds			1.51			1.50			1.38
Net interest margin (as a percentage of average earning assets)			2.86%			2.80%			2.93%
(a)Interest income on commercial loans included net expense from cash flow swaps of $174 million, $170 million and $150 million for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(b)Average balances included $3.1 billion, $2.9 billion and $2.7 billion of unrealized losses for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $58 million, $71 million and $117 million of unrealized losses for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively; yields calculated gross of these unrealized losses.
(d)Average balances excluded $8 million, included $2 million and included $46 million of collateral posted and netted against derivative liability positions for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $121 million, $130 million and $231 million of collateral received and netted against derivative asset positions for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT MARCH 31, 2023	$394	131.5	$1,141	$2,209	$(3,171)	$11,476	$(6,055)	$5,994
Net income	—	—	—	—	—	273	—	273
Other comprehensive loss, net of tax	—	—	—	—	(585)	—	—	(585)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.2	—	(4)	—	(2)	11	5
Share-based compensation	—	—	—	7	—	—	—	7
BALANCE AT JUNE 30, 2023	$394	131.7	$1,141	$2,212	$(3,756)	$11,648	$(6,044)	$5,595
BALANCE AT MARCH 31, 2024	$394	132.5	$1,141	$2,202	$(3,457)	$11,765	$(5,995)	$6,050
Net income	—	—	—	—	—	206	—	206
Other comprehensive loss, net of tax	—	—	—	—	(6)	—	—	(6)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(95)	—	(95)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	(4)	7	2
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT JUNE 30, 2024	$394	132.6	$1,141	$2,210	$(3,463)	$11,867	$(5,988)	$6,161
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	597	—	597
Other comprehensive loss, net of tax	—	—	—	—	(14)	—	—	(14)
Cash dividends declared on common stock ($1.42 per share)	—	—	—	—	—	(188)	—	(188)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Net issuance of common stock under employee stock plans	—	0.7	—	(43)	—	(8)	46	(5)
Share-based compensation	—	—	—	35	—	—	—	35
BALANCE AT JUNE 30, 2023	$394	131.7	$1,141	$2,212	$(3,756)	$11,648	$(6,044)	$5,595
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
Cumulative effect of change in accounting principle (a)	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	344	—	344
Other comprehensive loss, net of tax	—	—	—	—	(415)	—	—	(415)
Cash dividends declared on common stock ($1.42 per share)	—	—	—	—	—	(189)	—	(189)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Net issuance of common stock under employee stock plans	—	0.7	—	(50)	—	—	44	(6)
Share-based compensation	—	—	—	36	—	—	—	36
BALANCE AT JUNE 30, 2024	$394	132.6	$1,141	$2,210	$(3,463)	$11,867	$(5,988)	$6,161
(a)Effective January 1, 2024, the Corporation adopted ASU 2023-02, which expanded the permitted use of the proportional amortization method to certain tax credit investments.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended June 30, 2024	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$465	$203	$48	$(220)	$37	$533
Provision for credit losses	—	1	(2)	—	1	—
Noninterest income	146	33	78	33	1	291
Noninterest expenses	250	177	88	1	39	555
Provision (benefit) for income taxes	85	14	10	(46)	—	63
Net income (loss)	$276	$44	$30	$(142)	$(2)	$206
Net charge-offs	$8	$2	$1	$—	$—	$11
Selected average balances:
Assets	$45,843	$3,029	$5,299	$18,448	$6,588	$79,207
Loans	43,709	2,322	5,026	—	14	51,071
Deposits	31,176	24,590	3,951	3,032	306	63,055
Statistical data:
Return on average assets (a)	2.42%	0.71%	2.25%	n/m	n/m	1.05%
Efficiency ratio (b)	40.97	76.15	70.78	n/m	n/m	67.77

	Commercial	Retail	Wealth
Three Months Ended March 31, 2024	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$477	$200	$47	$(217)	$41	$548
Provision for credit losses	16	(1)	1	—	(2)	14
Noninterest income	147	29	65	(11)	6	236
Noninterest expenses	275	182	96	2	48	603
Provision (benefit) for income taxes	56	8	2	(41)	4	29
Net income (loss)	$277	$40	$13	$(189)	$(3)	$138
Net charge-offs	$14	$—	$—	$—	$—	$14
Selected average balances:
Assets	$46,485	$3,025	$5,444	$19,057	$9,606	$83,617
Loans	43,911	2,297	5,152	—	12	51,372
Deposits	32,212	24,384	3,900	4,539	275	65,310
Statistical data:
Return on average assets (a)	2.40%	0.64%	0.88%	n/m	n/m	0.66%
Efficiency ratio (b)	44.05	79.14	86.66	n/m	n/m	76.91

	Commercial	Retail	Wealth
Three Months Ended June 30, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$504	$214	$51	$(173)	$25	$621
Provision for credit losses	33	(4)	2	—	2	33
Noninterest income	158	29	83	29	4	303
Noninterest expenses	248	171	89	2	25	535
Provision (benefit) for income taxes	90	18	11	(36)	—	83
Net income (loss)	$291	$58	$32	$(110)	$2	$273
Net (recoveries) charge-offs	$(3)	$—	$1	$—	$—	$(2)
Selected average balances:
Assets	$50,945	$2,931	$5,624	$20,649	$10,206	$90,355
Loans	47,813	2,214	5,341	—	—	55,368
Deposits	31,030	24,002	3,942	4,980	378	64,332
Statistical data:
Return on average assets (a)	2.29%	0.94%	2.31%	n/m	n/m	1.21%
Efficiency ratio (b)	37.44	69.73	66.21	n/m	n/m	57.70
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes adjusted net income, earnings per share, ROA and ROE provide a greater understanding of ongoing operations and financial results by removing the impact of notable items from net income, net income available to common shareholders, average assets and average common shareholders’ equity. Notable items are meaningful because they provide greater detail of how certain events or initiatives affect Comerica’s results for a more informed understanding of those results. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
(dollar amounts in millions, except per share data)	2024	2024	2023	2024	2023
Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$200	$131	$266	$331	$583
Net BSBY cessation hedging losses (a)	3	36	—	39	—
FDIC special assessment (b)	3	16	—	19	—
Modernization and expense recalibration initiatives (c)	2	1	7	3	23
Income tax impact of above items	(2)	(13)	(2)	(15)	(6)
Adjusted net income attributable to common shareholders	$206	$171	$271	$377	$600
Diluted average common shares (in millions)	134	133	132	134	132
Diluted earnings per common share:
Reported	$1.49	$0.98	$2.01	$2.47	$4.40
Adjusted	1.53	1.29	2.05	2.82	4.53
Adjusted Net Income, ROA and ROE:
Net income	$206	$138	$273	$344	$597
Net BSBY cessation hedging losses (a)	3	36	—	39	—
FDIC special assessment (b)	3	16	—	19	—
Modernization and expense recalibration initiatives (c)	2	1	7	3	23
Income tax impact of above items	(2)	(13)	(2)	(15)	(6)
Adjusted net income	$212	$178	$278	$390	$614
Average assets	$79,207	$83,617	$90,355	$81,412	$87,761
Impact of adjusted items to average assets	—	—	(1)	(2)	(1)
Adjusted average assets	$79,207	$83,617	$90,354	$81,410	$87,760
ROA:
Reported	1.05%	0.66%	1.21%	0.85%	1.37%
Adjusted	1.07	0.86	1.24	0.96	1.41
Average common shareholder’s equity	$5,454	$5,683	$5,544	$5,568	$5,440
Impact of adjusted items to average common shareholders’ equity	—	1	3	6	4
Adjusted average common shareholder’s equity	$5,454	$5,684	$5,547	$5,574	$5,444
ROE:
Reported	14.78%	9.33%	19.38%	12.00%	21.73%
Adjusted	15.18	12.22	19.72	13.66	22.35
(a)The planned cessation of BSBY announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in AOCI into earnings. Settlement of interest payments and changes in fair value for each impacted swap are recorded as risk management hedging losses until the swap is re-designated.
(b)Additional FDIC insurance expense resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(c)Related to certain initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms, as well as calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.

Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in     conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	June 30,	March 31,	June 30,
(in millions, except share data)	2024	2024	2023
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,980	$8,863	$8,705
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,586	$8,469	$8,311
Risk-weighted assets	$74,338	$73,794	$80,624
Tier 1 capital ratio	12.08%	12.01%	10.80%
Common equity tier 1 capital ratio	11.55	11.48	10.31
Tangible Common Equity:
Total shareholders' equity	$6,161	$6,050	$5,595
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$5,767	$5,656	$5,201
Less:
Goodwill	635	635	635
Other intangible assets	7	8	8
Tangible common equity	$5,125	$5,013	$4,558
Total assets	$79,597	$79,444	$90,761
Less:
Goodwill	635	635	635
Other intangible assets	7	8	8
Tangible assets	$78,955	$78,801	$90,118
Common equity ratio	7.24%	7.12%	5.73%
Tangible common equity ratio	6.49	6.36	5.06
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$5,767	$5,656	$5,201
Tangible common equity	5,125	5,013	4,558
Shares of common stock outstanding (in millions)	133	133	132
Common shareholders' equity per share of common stock	$43.49	$42.69	$39.48
Tangible common equity per share of common stock	38.65	37.84	34.59
(a)June 30, 2024 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	June 30,	March 31,	June 30,
(dollar amounts in millions)	2024	2024	2023
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$29,509	$30,481	$31,627
Less:
Affiliate deposits	(3,882)	(3,966)	(4,412)
Total uninsured deposits, excluding affiliate deposits	$25,627	$26,515	$27,215